EXHIBIT 99.2
M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Ilene Jablonski Senior Director, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FOURTH QUARTER RESULTS

Edison, New Jersey—February 11, 2010—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter 2009.

Recent highlights include:

-	Reported funds from operations, excluding a non-cash item, of $0.78 per diluted share;

-	Reported net income, excluding a non-cash item, of $0.19 per diluted share;

-	Recognized a non-cash impairment charge of $0.18 per share;

-	Reported funds from operations of $0.60 per diluted share and net income of $0.01 per diluted share after taking the non-cash impairment charge into effect; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended December 31, 2009 amounted to $55.3 million, or $0.60 per share.  For the year ended December 31, 2009, FFO available to common shareholders equaled $274.8 million, or $3.11 per share.

Net income available to common shareholders for the fourth quarter 2009 equaled $1.0 million, or $0.01 per share. For the year ended December 31, 2009, net income available to common shareholders amounted to $52.6 million, or $0.71 per share.

Included in net income and FFO for the fourth quarter 2009 was a $16.6 million, or $0.18 per share, non-cash impairment charge. Included in net income and FFO for the year ended December 31, 2009 were non-cash impairment charges totaling $20.0 million, or $0.23 per share, partially offset by a non-cash gain resulting from the reduction of other obligations of $1.7 million, or $0.02 per share.

Excluding the net effect of these items results in net income for the fourth quarter 2009 of $15.1 million, or $0.19 per share, and FFO of $71.8 million, or $0.78 per share, and net income of $68.0 million, or $0.92 per share, and FFO of $293.1 million, or $3.32 per share, for the year ended December 31, 2009.

Total revenues for the fourth quarter 2009 were $194.9 million.  For the year ended December 31, 2009, total revenues amounted to $764.5 million.

All per share amounts presented above are on a diluted basis.

The Company had 78,969,752 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 13,495,036 common operating partnership units outstanding as of December 31, 2009. The Company had a total of 92,464,788 common shares/common units outstanding at December 31, 2009.

As of December 31, 2009, the Company had total indebtedness of approximately $2.3 billion, with a weighted average annual interest rate of 6.61 percent. The Company had a debt-to-undepreciated assets ratio of 39.8 percent at December 31, 2009. The Company had an interest coverage ratio of 2.4 times for the quarter ended December 31, 2009.

On January 15, 2010, the Company refinanced its $150 million secured loan with The Prudential Insurance Company of America.  The new loan also includes VPCM, LLC, a wholly-owned subsidiary of the Virginia Retirement System, as co-lender. The mortgage loan, which is collateralized by seven properties, is for a 7-year term and carries an effective interest rate of 6.25 percent.

“We’re pleased to end the year with a stabilized occupancy rate of 90.1 percent. This success is a testament to our commitment to the highest levels of service for our tenants in our premier properties. While we anticipate a period of continued economic uncertainty, we have positioned Mack-Cali well as the landlord of choice in the regions in which we operate and to be poised to take advantage of opportunities as they emerge,” commented Mitchell E. Hersh, president and chief executive officer.

DIVIDENDS

In December, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the fourth quarter 2009, which was paid on January 15, 2010 to shareholders of record as of January 6, 2010.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period October 15, 2009 through January 14, 2010.  The dividend was paid on January 15, 2010 to shareholders of record as of January 6, 2010.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 90.1 percent leased at December 31, 2009, as compared to 90.0 percent leased at September 30, 2009.

For the quarter ended December 31, 2009, the Company executed 127 leases at its consolidated in-service portfolio totaling 901,468 square feet, consisting of 722,011 square feet of office space and 179,457 square feet of office/flex space. Of these totals, 307,882 square feet were for new leases and 593,586 square feet were for lease renewals and other tenant retention transactions.

For the year ended December 31, 2009, the Company executed 492 leases totaling 3,191,762 square feet, consisting of 2,273,557 square feet of office space, 869,105 square feet of office/flex space, 39,800 square feet of industrial/warehouse space, and 9,300 square feet of retail space. Of these totals, 1,070,811 square feet were for new leases and 2,120,951 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:

-
A&E Distribution, Inc., a subsidiary of retailer A&E Stores, Inc., signed a five-year renewal for 63,400 square feet at Mack-Cali Airport, located at 200 Riser Road in Little Ferry. The 286,628 square-foot office building is 100 percent leased.

-
Law Firm Budd Larner P.C. signed a 13-year, two-month renewal for 54,931 square feet at Mack-Cali Short Hills, located at 150 JFK Parkway in Short Hills. The 247,476 square-foot office building is 100 percent leased.

-	Subsidiaries of Interpublic Group, a marketing and communications firm, signed renewals until 2022 in Parsippany, as follows:

-	Torre Lazur Healthcare Group, Inc. renewed 61,945 square feet at 20 Waterview Boulevard. The 225,550 square-foot office building in Waterview Corporate Center is 100 percent leased.

-	Integrated Communications Corp. renewed 43,101 square feet at Five Sylvan Way. The 151,383 square-foot office building in Mack-Cali Business Campus is 96.5 percent leased.

-	Pace LLC renewed 19,633 square feet at 35 Waterview Boulevard. The 172,498 square-foot office building in Waterview Corporate Center is 90.9 percent leased.

CENTRAL NEW JERSEY:

-
Science Application International Corporation, a scientific, engineering and technology applications company, signed a three-year, three-month renewal for 22,781 square feet at One River Centre, Building Two, in Red Bank. The 120,360 square-foot office building is 100 percent leased.

-
FirstEnergy Service Company, an energy conservation support services company, signed a five-year renewal for 17,497 square feet at One River Centre Building Three, in Red Bank. The 194,518 square-foot office building is 100 percent leased.

WESTCHESTER COUNTY, NEW YORK:

-
Allstar Marketing Group LLC, a development, branding, marketing and distribution company, signed a new 10-year lease for 24,883 square feet at 2 Skyline Drive in Mid-Westchester Executive Park in Hawthorne. The 30,000 square-foot office building is 82.9 percent leased.

-
Law firm Goldberg Segalla LLP, signed a new, seven-year, three-month lease for 17,812 square feet at 11 Martine Avenue in Westchester Financial Center in White Plains. The 180,000 square-foot office building is 78.4 percent leased.

-
New York Blood Center Inc. signed a 10-year renewal for 16,920 square feet at 525 Executive Boulevard in Cross Westchester Executive Park in Elmsford. The 61,700 square-foot office/flex building is 100 percent leased.

NEW YORK, NEW YORK:

-
Patrolmen’s Benevolent Association of the City of New York and Health and Welfare Fund of the Patrolmen’s Benevolent Association of the City of New York signed a new 16-year, one month lease for 39,069 square feet at 125 Broad Street. Mack-Cali’s ownership interests at the building total 524,476 square feet.

SUBURBAN PHILADELPHIA:

-
The Township of Moorestown Police Department signed a new, 15,000 square-foot lease for two years at 1245 North Church Street in Moorestown. The 52,810 square-foot office/flex building, located in Moorestown West Corporate Center, is 100 percent leased.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.09.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2010, as follows:

Full Year
2010 Range
Net income available to common shareholders	$0.38 - $0.58
Add: Real estate-related depreciation and amortization	2.32
Funds from operations available to common shareholders	$2.70 - $2.90

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, February 11, 2010 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=2695906

The live conference call is also accessible by calling (913) 312-0408 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on February 11, 2010 through February 18, 2010.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 4962767.

Copies of Mack-Cali’s Form 10-K and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2009 Form 10-K:
http://www.mack-cali.com/graphics/shareholders/pdfs/10k.09.pdf

Fourth Quarter 2009 Supplemental Operating and Financial Data:
http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.09.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 289 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 33.2 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Revenues	2009	2008	2009	2008
Base rents	$156,896	$149,399	$615,839	$593,898
Escalations and recoveries from tenants	25,999	27,625	103,887	109,690
Construction services	5,444	4,346	21,910	40,680
Real estate services	2,909	3,471	9,359	13,487
Other income	3,656	1,259	13,530	20,214
Total revenues	194,904	186,100	764,525	777,969

Expenses
Real estate taxes	23,476	16,479	93,998	88,001
Utilities	16,455	18,433	71,545	84,227
Operating services	31,674	28,536	111,449	107,616
Direct construction costs	4,976	3,562	20,323	37,649
General and administrative	9,256	10,885	39,807	43,984
Depreciation and amortization	52,725	50,085	202,543	194,635
Impairment charge on rental property	16,563	--	16,563	--
Total expenses	155,125	127,980	556,228	556,112
Operating income	39,779	58,120	208,297	221,857

Other (Expense) Income
Interest expense	(38,923)	(33,182)	(141,273)	(128,145)
Interest and other investment income	20	270	571	1,385
Equity in earnings (loss) of unconsolidated joint ventures	841	(39,219)	(5,560)	(39,752)
Gain on reduction of other obligations	--	9,063	1,693	9,063
Gain on sale of investment in marketable securities	--	--	--	471
Total other (expense) income	(38,062)	(63,068)	(144,569)	(156,978)
Income from continuing operations	1,717	(4,948)	63,728	64,879
Net income	1,717	(4,948)	63,728	64,879
Noncontrolling interest in consolidated joint ventures	(37)	378	943	664
Noncontrolling interest in Operating Partnership	(174)	934	(10,103)	(11,817)
Preferred stock dividends	(500)	(500)	(2,000)	(2,000)
Net income available to common shareholders	$ 1,006	$(4,136)	$52,568	$51,726

PER SHARE DATA:
Basic earnings per common share	$ 0.01	$ (0.06)	$ 0.71	$ 0.79

Diluted earnings per common share	$ 0.01	$ (0.06)	$ 0.71	$ 0.79

Basic weighted average shares outstanding	78,561	65,640	74,318	65,489

Diluted weighted average shares outstanding	92,303	80,501	88,389	80,648

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net income available to common shareholders	$1,006	$(4,136)	$52,568	$51,726
Add: Noncontrolling interest in Operating Partnership	174	(934)	10,103	11,817
Real estate-related depreciation and amortization on continuing operations (1)	54,086	55,955	212,163	215,556
Funds from operations available to common shareholders (2)	$55,266	$50,885	$274,834	$279,099

Diluted weighted average shares/units outstanding (3)	92,303	80,501	88,389	80,648

Funds from operations per share/unit – diluted	$ 0.60	$ 0.63	$ 3.11	$ 3.46

Dividends declared per common share	$ 0.45	$ 0.64	$ 1.80	$ 2.56

Dividend payout ratio:
Funds from operations-diluted	75.16%	101.25%	57.89%	73.97%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$5,004	$4,070	$10,885	$11,562
Tenant improvements and leasing commissions	$14,642	$12,479	$51,267	$50,557
Straight-line rent adjustments (4)	$ 2,502	$3,061	$7,606	$ 8,305
Amortization of (above)/below market lease intangibles, net (5)	$ 1,226	$2,081	$ 6,050	$ 8,069
Impairment charge on rental property	$16,563	--	$16,563	--
Gain on reduction of other obligations	--	$9,062	$1,693	$ 9,062
Impairment charge included in equity in earnings (loss)	--	$38,938	$ 4,010 (6)	$38,938

(1) Includes the Company’s share from unconsolidated joint ventures of $1,514 and $5,956 for the quarter ended December 31, 2009 and 2008, respectively, and $10,294 and $21,250 for the year ended December 31, 2009 and 2008, respectively.

(2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,605 shares and 14,826 shares for the quarter ended December 31, 2009 and 2008, respectively, and 14,028 and 14,915 for the year ended December 31, 2009 and 2008, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Includes the Company’s share from unconsolidated joint ventures of $30 and $103 for the quarter for the quarter ended December 31, 2009 and 2008, respectively, and $285 and $1,003 for the year ended December 31, 2009 and 2008, respectively.

(5) Includes the Company’s share from unconsolidated joint ventures of $7 and $455 for the quarter ended December 31, 2009 and 2008, respectively, and $582 and $1,695 for the year ended December 31, 2009 and 2008, respectively.

(6) Noncontrolling interest in consolidated joint ventures share of loss was $587.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share and Funds from Operations Excluding Certain Non-Cash Items Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net income available to common shareholders	$ 0.01	$ (0.06)	$ 0.71	$ 0.79
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.59	0.70	2.40	2.67
Deduct: Noncontrolling interest/rounding adjustment	--	(0.01)	--	--
Funds from operations available to common shareholders (2)	$ 0.60	$ 0.63	$ 3.11	$ 3.46
Add: Non-cash impairment charge on rental property	0.18	--	0.19	--
Non-cash impairment charges from equity in earnings (loss) in unconsolidated joint ventures	--	0.48	0.04	0.48
Deduct: Non-cash gain from reduction of other obligations	--	(0.11)	(0.02)	(0.11)
FFO Excluding Items	$ 0.78	$ 1.00	$ 3.32	$ 3.83

Dividend payout ratio for FFO Excluding Items	57.83%	63.80%	54.17%	66.82%

Diluted weighted average shares/units outstanding (3)	92,303	80,501	88,389	80,648

(1) Includes the Company’s share from unconsolidated joint ventures of $0.02 and $0.07 for the quarter ended December 31, 2009 and 2008, respectively, and $0.12 and $0.26 for the year ended December 31, 2009 and 2008, respectively.

(2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion , see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,605 shares and  14,826 shares for the quarter ended December 31, 2009 and 2008, respectively, and 14,028 and 14,915 for the year ended December 31, 2009 and 2008, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	December 31,
	2009	2008
Assets:
Rental property
Land and leasehold interests	$ 771,794	$ 731,086
Buildings and improvements	3,948,509	3,792,186
Tenant improvements	456,547	431,616
Furniture, fixtures and equipment	9,358	8,892
	5,186,208	4,963,780
Less-accumulated deprec. & amort.	(1,153,223)	(1,040,778)
Net investment in rental property	4,032,985	3,923,002
Cash and cash equivalents	291,059	21,621
Investments in unconsolidated joint ventures	35,680	138,495
Unbilled rents receivable, net	119,469	112,524
Deferred charges and other assets, net	213,674	212,422
Restricted cash	20,681	12,719
Accounts receivable, net	8,089	23,139

Total assets	$4,721,637	$4,443,922

Liabilities and Equity:
Senior unsecured notes	$1,582,434	$1,533,349
Revolving credit facility	--	161,000
Mortgages, loans payable and other obligations	755,003	531,126
Dividends and distributions payable	42,109	52,249
Accounts payable, accrued expenses and other liabilities	106,878	119,451
Rents received in advance and security deposits	54,693	54,406
Accrued interest payable	37,330	32,978
Total liabilities	2,578,447	2,484,559
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
78,969,752 and 66,419,055 shares outstanding	789	664
Additional paid-in capital	2,275,716	1,905,386
Dividends in excess of net earnings	(470,047)	(386,587)
Total Mack-Cali Realty Corporation stockholders’ equity	1,831,458	1,544,463

Noncontrolling interests in subsidiaries:
Operating Partnership	308,703	414,114
Consolidated joint ventures	3,029	786
Total noncontrolling interests in subsidiaries	311,732	414,900

Total equity	2,143,190	1,959,363

Total liabilities and equity	$4,721,637	$4,443,922